                                                                REGISTRATION NO.


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
               --------------------------------------------------
                                   AAR CORP.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                   36-2334820
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

          1111 NICHOLAS BOULEVARD                           60007
        ELK GROVE VILLAGE, ILLINOIS                      (Zip code)
(Address of principal executive offices)


                          AAR CORP. STOCK BENEFIT PLAN
                      (FORMERLY KNOWN AS AAR CORP. AMENDED
                        STOCK OPTION AND INCENTIVE PLAN)
                            (Full title of the plan)

                               HOWARD A. PULSIFER
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                             1111 NICHOLAS BOULEVARD
                       ELK GROVE VILLAGE, ILLINOIS   60007
                     (Name and address of agent for service)
                                 (708) 439-3939
              (Telephone number, including area code, of agent for
                                    service)



                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
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    TITLE OF                    AMOUNT         PROPOSED MAXIMUM              PROPOSED MAXIMUM         AMOUNT OF REGISTRATION
  SECURITIES TO                  TO BE      OFFERING PRICE PER UNIT      AGGREGATE OFFERING PRICE               FEE
  BE REGISTERED               REGISTERED              (a)                           (a)
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
Common Stock, $1.00         143,601 shares          $21.00                      $3,015,621                    $1,040
par value                                            -----                         -----                       -----
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Common Stock
Purchase Rights             143,601 rights            (b)                           (b)                         (b)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


(a) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b) Each unit consists of one share of Common Stock and one related Common Stock Purchase Right. The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

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                              GENERAL INSTRUCTIONS

                    E. REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which is incorporated herein by reference.

Item 8. Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement on page 6 hereof.

                                POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints Ira A. Eichner, David P. Storch, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Elk Grove Village, State of Illinois, on January 8, 1996.
                              AAR CORP.
                              By:  /s/ Ira A. Eichner
                                 -------------------------------------
                                   Ira A. Eichner
                                   Chairman of the Board and
                                   Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.


SIGNATURE                   TITLE                                DATE
---------                   -----                                ----

/s/ Ira A. Eichner          Chairman of the Board and            January 8, 1996
------------------------    Chief Executive Officer; Director
Ira A. Eichner              (Principal Executive Officer)

/s/ David P. Storch         President and Chief Operating        January 8, 1996
------------------------    Officer; Director
David P. Storch

/s/ Timothy J. Romenesko    Vice President, Chief Financial      January 8, 1996
------------------------    Officer & Treasurer
Timothy J. Romenesko        (Principal Financial and
                            Accounting Officer)

/s/ A. Robert Abboud        Director                             January 8, 1996
------------------------
A. Robert Abboud

/s/ Howard B. Bernick       Director                             January 8, 1996
------------------------
Howard B. Bernick

/s/ Edgar D. Jannotta       Director                             January 8, 1996
------------------------
Edgar D. Jannotta

/s/ Robert D. Judson        Director                             January 8, 1996
------------------------
Robert D. Judson

/s/ Erwin E. Schulze        Director                             January 8, 1996
------------------------
Erwin E. Schulze

/s/ Joel D. Spungin         Director                             January 8, 1996
------------------------
Joel D. Spungin

/s/ Lee B. Stern            Director                             January 8, 1996
------------------------
Lee B. Stern

/s/ Richard D. Tabery       Director                             January 8, 1996
------------------------
Richard D. Tabery

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                                  EXHIBIT INDEX

Item                                    Exhibits
----                                    --------

4.   Instruments         4     Instruments defining the rights of security
     defining the              holders are hereby incorporated by reference as
     rights of                 Exhibits to the Registrant's Annual Report on
     security                  Form 10-K for the fiscal year ended May 31, 1995.
     holders

5.   Opinion re          5.1   Opinion of Mr. Howard A. Pulsifer, Vice
     legality                  President, General Counsel and Secretary (filed
                               herewith, Page 7).

23.  Consents            23.1  Consent of KPMG Peat Marwick LLP (filed herewith,
                               Page 8).

                         23.2 Consent of Mr. Howard A. Pulsifer, Vice President, General Counsel and Secretary (contained in opinion referred to in Exhibit 5)

24.  Power of            The Power of Attorney immediately precedes the
     Attorney            signature page hereof (filed herewith, Page 4).


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